SECURITIES AND EXCHANGE COMMISSION
UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 20, 2012

Body Central Corp.

 (Exact name of registrant as specified in its charter)

Delaware	001-34906	14-1972231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6225 Powers Avenue Jacksonville, FL	32217
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (904)- 737-0811

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 20, 2012, Body Central Corp. (the “Company”) entered into a Line of Credit Agreement with Branch Banking and Trust Company.  The Line of Credit Agreement provides for a revolving line of credit facility (the “Facility”) in the amount of $5.0 million with an accordion feature that allows Branch Banking and Trust Company to increase the facility up to $20 million at its sole discretion. The Facility has a maturity date of May 5, 2013 and bears interest at the one month LIBOR rate plus 1.35% per annum, as adjusted monthly on the first day of each month, with a floor rate of 2.0%.  The Facility is secured by all of the assets of the Company.  The Line of Credit Agreement includes a financial covenant requiring the Company to have a Tangible Net Worth (as defined in the Line of Credit Agreement) of $30.0 million, measured quarterly, and other customary covenants.

The above summary is qualified in its entirety by reference to the Line of Credit Agreement, a copy of which will be filed as an exhibit to our Form 10-Q for the first fiscal quarter of 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY CENTRAL CORP.
(registrant)

January 24, 2012	By:	/s/ Julia B. Davis
Julia B. Davis
Secretary and General Counsel